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                                                                     EXHIBIT 4.2

                               FIRST AMENDMENT TO
                                MASTER INDENTURE
                       (FIRST NATIONAL MASTER NOTE TRUST)

         THIS FIRST AMENDMENT TO MASTER INDENTURE, dated as of November 17, 2003 (this "Amendment") is made between FIRST NATIONAL MASTER NOTE TRUST, a statutory trust organized under the laws of the State of Delaware ("Issuer") and THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee ("Indenture Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Master Indenture (as defined below).

                                R E C I T A L S :

         A. Issuer and Indenture Trustee are parties to that certain Master Indenture, dated as of October 24, 2002 (the "Master Indenture").

         B. Issuer wishes to amend the Master Indenture in certain respects as set forth herein and has provided an Issuer Order authorizing such amendments to Indenture Trustee as contemplated by Section 10.01(a) of the Master Indenture.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. AMENDMENTS.

                  (a) Section 4.01 of the Master Indenture is hereby amended and restated to read in its entirety as follows:

                  "SECTION 4.01 SATISFACTION AND DISCHARGE OF THE INDENTURE. The Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.07, 3.08, 3.11, 3.12 and 12.16,
         (e) the rights and immunities of Indenture Trustee hereunder, including the rights of Indenture Trustee under Section 6.07, and the obligations of Indenture Trustee under Section 4.02, and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with Indenture Trustee and payable to all or any of them, and Indenture Trustee, at the expense of Issuer and on written demand of, or on behalf of, Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Notes when:

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                           (i)      either

                                    (A)      all Notes theretofore authenticated
                           and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced, or paid as provided in Section 2.06, and
                           (2) Notes for whose full payment Servicer or Transferor, on behalf of Issuer, has theretofore deposited money in trust, which money has thereafter been repaid to Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to Indenture Trustee for cancellation; or

                                    (B)      all Notes not theretofore delivered
                           to Indenture Trustee for cancellation:

                                             (1)     have become due and
                                    payable; or

                                             (2)     will become due and
                                    payable at the Series Termination Date for such Class or Series of Notes; or

                                             (3)     are to be called for
                                    redemption within one year under
                                    arrangements satisfactory to Indenture
                                    Trustee for the giving of notice of
                                    redemption by Indenture Trustee in the name, and at the expense, of Issuer; and

                                             (4)     Transferor or Servicer, in
                                    the case of (1), (2) or (3) above, has
                                    irrevocably deposited or caused to be
                                    irrevocably deposited with Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to Indenture Trustee for cancellation when due at the Series Termination Date for such Class or Series of Notes or the Redemption Date (if Notes shall have been called for redemption pursuant to the related Indenture Supplement), as the case may be;

                           (ii) Issuer has paid or caused to be paid all other sums payable hereunder by Issuer; and

                           (iii) Issuer has delivered or caused to be delivered to Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 12.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

                                        2

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                  Notwithstanding the satisfaction and discharge of the
                  Indenture, the obligations of Issuer and Servicer to Indenture Trustee under Section 6.07 and of Indenture Trustee to the Noteholders under Section 4.02 shall survive such satisfaction and discharge(c)."

                  (b) Section 12.13 of the Indenture is hereby amended by deleting the word "CONFLICT" in the second line and changing the word "CHOICE" to "CONFLICT" in the third line.

         SECTION 2. EFFECTIVENESS. The amendments set forth in Section 1 shall become effective as of November 17, 2003, upon execution of this Amendment by each of the parties hereto and satisfaction of each other condition precedent specified in Section 10.01 of the Master Indenture to the effectiveness of any amendment to the Master Indenture.

         SECTION 3. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEBRASKA WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 4. SEVERABILITY. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

         SECTION 5. RATIFICATION OF THE MASTER INDENTURE. From and after the date hereof, each reference in the Master Indenture to the "Indenture," "this Indenture," "hereunder," "hereof," "herein" or words of like import, and references to the Master Indenture in any other document, instrument or agreement executed and/or delivered in connection therewith, shall, in each case, mean and be a reference to the Master Indenture as amended hereby. Except as specifically amended by this Amendment, the Master Indenture shall continue in full force and effect and is hereby ratified and confirmed.

         SECTION 6. COUNTERPARTS. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         SECTION 7. LIMITATION OF LIABILITY. Notwithstanding any other provision herein or elsewhere, this Amendment has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of Issuer, in no event shall Wilmington Trust Company, in its individual capacity, have any liability in respect of the representations, warranties, or obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Agreement and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                                       3

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                                                                     EXHIBIT 4.2

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date and year first written above.

                                      FIRST NATIONAL MASTER NOTE TRUST,
                                      as Issuer

                                      By Wilmington Trust Company, not in its
                                         individual capacity, but solely as
                                         Owner Trustee

                                      By /s/ Janel R. Havrilla
                                         ---------------------------------------
                                      Name Janel R. Havrilla
                                      Title Financial Services Officer

                                      THE BANK OF NEW YORK, as Indenture Trustee

                                      By /s/ Mary L. Collier
                                         ---------------------------------------
                                         Name Mary L. Collier
                                         Title Agent

Acknowledged and Accepted:

FIRST NATIONAL FUNDING LLC, as Transferor

By First National Funding Corporation,
     its Managing Member

By /s/ Jean L. Koenck
   --------------------------------------
Name Jean L. Koenck
Title Senior Vice President

FIRST NATIONAL BANK OF OMAHA,
as Servicer

By /s/ Jean L. Koenck
   -------------------------------------
Name Jean L. Koenck
Title Vice President

                               FIRST AMENDMENT TO
                         MASTER INDENTURE SIGNATURE PAGE